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                                                                    Exhibit 21.1


                                            KANBAY INTERNATIONAL, INC.
                                            SUBSIDIARIES OF THE COMPANY

                                                                         State (or other jurisdiction)
Name of Subsidiary                                                             of Incorporation
---------------------------------------------                           --------------------------------
Kanbay Incorporated                                                                Illinois
Kanbay Global Services, Inc.                                                       Illinois
Kanbay (Japan) Incorporated                                                        Illinois
Kanbay (Singapore) Pte Ltd.                                                        Singapore
Kanbay Limited                                                                      Bermuda
Kanbay (Asia) Limited                                                              Mauritius
Kanbay Software (India) Private Limited                                              India
Kanbay Europe Limited                                                           United Kingdom
Kanbay HK Ltd.                                                                     Hong Kong
Kanbay Australia Pty Ltd.                                                          Australia
Kanbay Pty Ltd.                                                                    Australia
SSS Holdings Corporation Ltd.                                                   United Kingdom
Kanbay Managed Solutions, Inc.                                                     Illinois
Kanbay Managed Solutions Canada, Inc.                                        New Brunswick, Canada
Kanbay Canada, Inc.                                                          New Brunswick, Canada